Exhibit 3.8

BY-LAWS

of

KOPPERS CONCRETE PRODUCTS, INC.

ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE — The registered office of the Corporation shall be Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, 19801.

SECTION 2. OTHER OFFICES — The Corporation may have other offices, either within or without the Commonwealth of Pennsylvania, at such place or places as the board of directors may from time to time select or the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS — Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the board of directors, by resolution, shall determine and as set forth in the notice of the meeting. If the board of directors fails so to determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the Corporation on the first Tuesday in April. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a board of directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2. SPECIAL MEETINGS — Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board or the President, by resolution of the board of directors, or by the holders of at least 51% of the Corporation’s Voting Common Stock, $1.00 par value (the “Voting Common Stock”).

SECTION 3. VOTING — Each stockholder entitled to vote in accordance with the terms of the Articles of Incorporation of the Corporation and these By-Laws may vote in person or by proxy, but no proxy shall be voted after three years from its date of execution. All elections for directors and all other matters shall be decided by a majority vote of the Voting Common Stock except as otherwise provided by the Articles of Incorporation of the Corporation, these By-Laws or the laws of the State of Delaware.

SECTION 4. QUORUM — Except as otherwise required by law, by the Articles of Incorporation of the Corporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding shares constituting a majority of the Corporation’s Voting Common Stock shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders present thereat in person or by proxy, and entitled to vote thereat, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5. NOTICE OF MEETINGS — Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than twenty nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 6. ACTION WITHOUT MEETING — Unless otherwise provided by the Articles of Incorporation of the Corporation any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding Voting Common Stock representing at least that percentage of the voting power of the Voting Common Stock as would be required to take such action at a meeting of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND TERM — The business and affairs of the Corporation shall be managed under the direction of a board of directors which shall consist of not less than three persons. The exact number of directors shall be fixed from time to time by unanimous action of the board of directors; provided that the board of directors shall only be permitted to alter the number of directors at a time when there are no vacancies on the Board of Directors. Directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. A director need not be a stockholder.

SECTION 2. RESIGNATIONS — Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it’ effective.

SECTION 3. VACANCIES — If the office of any director becomes vacant, the remaining directors in office, though less than a quorum, by majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen. If the office of any director becomes vacant and there are no remaining directors, the holders of Voting Common Stock, by the affirmative vote of a majority of the shares thereof, at a special meeting called for such purpose, may appoint any qualified person to fill such vacancy.

SECTION 4. REMOVAL — Any director may be removed either for or without cause at any time by the affirmative vote of the holders of two-thirds of the Voting Common Stock, at an annual meeting or a special meeting called for the purpose. The vacancy thus created may be filled, at such meeting, by the affirmative vote of the holders of a majority of the Voting Common Stock.

SECTION 5. COMMITTEES — The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more directors of the Corporation.

Except as prohibited by applicable law, any such committee, to the extent provided in the resolution of the board of directors, or in these By-Laws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

SECTION 6. MEETINGS — The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent of all the directors.

Regular meetings of the directors may be held on at least seven days’ notice to each director, at such places and times as shall be determined from time to time by resolution of the directors.

Special meetings of the board may be called by the Chairman of the Board, the President or the Secretary on the written request of any director on at least fourteen days’ notice to each director (except that notice to any director may be waived in writing by such director either before or after the meeting) and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

Unless otherwise restricted by the Articles of Incorporation of the Corporation or by these By-Laws members of the board of directors, or any committee designated by the board of directors, may participate in any meeting of the board of directors or any committee thereof by means of a telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 7. QUORUM — A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless the Articles of Incorporation of the Corporation or these By-Laws shall require the vote of a greater number.

SECTION 8. COMPENSATION — Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 9. ACTION WITHOUT MEETING — Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or such committee.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS — The officers of the Corporation shall be a Chairman of the Board, a President, a Treasurer and a Secretary, all of whom shall be elected by the board of directors and shall hold office until their successors are elected and qualified. In addition, the board of directors may elect such additional as they may deem proper. The board of directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terns, and shall exercise such powers and perform such duties, as shall be determined from time to time by the board of directors.

SECTION 2. CHAIRMAN OF THE BOARD — The Chairman of the Board shall preside at all meetings of the board of directors and shall have and perform such other duties as may be assigned to him by the board of directors. The Chairman of the Board shall have the power to execute bonds, mortgages and other contracts on behalf of the Corporation, and to cause the seal to be affixed to any instrument requiring it, and, when so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 3. PRESIDENT — The President shall be the chief executive officer of the Corporation. He shall have the general powers and duties of supervision and management usually vested in the office of the president of a corporation. The President shall have the power to execute bonds, mortgages and other contracts on behalf of the Corporation, and to cause the seal to be affixed to any instrument requiring it, and, when so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 4. TREASURER — The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the board of directors, the Chairman of the Board or the President, taking proper vouchers for such disbursements. He shall render to the Chairman of the Board, the President and the board of directors at the regular meetings of the board of directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the board of directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

SECTION 5. SECRETARY — The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board or the President, or by the directors, upon whose request the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the board of directors, any committee thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the board of directors, the Chairman of the Board or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the board of directors, the Chairman of the Board or the President, and attest the same.

SECTION 6. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES — Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the board of directors.

ARTICLE V

MISCELLANEOUS

SECTION 1. CERTIFICATES OF STOCK — A certificate of stock shall be issued to each stockholder certifying the number of shares owned by such stockholder in the Corporation.

SECTION 2. LOST CERTIFICATES — A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the board of directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 3. TRANSFER OF SHARES — Subject to the Stockholders Agreement, the shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the board of directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4. SEAL — The corporate seal of the Corporation shall be in such form as shall be determined by resolution of the board of directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 5. FISCAL YEAR — The fiscal year of the Corporation shall be determined by resolution of the board of directors.

SECTION 6. CHECKS — All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined from time to time by resolution of the board of directors.

SECTION 7. NOTICE AND WAIVER OF NOTICE — Whenever any notice is required by these By-Laws to be given, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation of the Corporation or by these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.